Exhibit 5.1

[GOLDMAN ANTONETTI & CÓRDOVA, LLC LETTERHEAD]

April 11, 2013

EVERTEC, Inc.

Cupey Center Building

Road 176, Kilometer 1.3

San Juan, Puerto Rico 00926

Re:	EVERTEC, Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to EVERTEC, Inc., a Puerto Rico corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-1 (File No. 333-186487) (such Registration Statement, as amended at the effective date hereof, together with the registration statement filed by the Company on the date hereof pursuant to Rule 462(b), being collectively referred to herein as the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to an underwritten public offering (the “IPO”) by the Company of up to 6,250,000 shares of the Company’s common stock, par value $.01 per share (“Common Stock”) (the “Primary Shares”) and up to 19,013,159 shares (plus up to an additional 3,789,473 shares subject to the Underwriters’ (as defined below) overallotment option) of Common Stock (the “Secondary Shares”) to be sold by the selling stockholders listed in the Registration Statement (the “Selling Stockholders”) pursuant to the terms of an underwriting agreement (the “Underwriting Agreement”) to be executed by the Company, the Selling Stockholders and Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the underwriters named therein (the “Underwriters”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed that, upon sale, the certificates for the Primary Shares will conform to the specimen thereof filed as an exhibit to the Registration Statement, will have been duly countersigned by the transfer agent and duly registered by the registrar for the Common Stock, and will have been delivered to the purchasers thereof or, if uncertificated, valid book-entry notations for the issuance of the Primary Shares in uncertificated form will have been duly made in the share register of the Company. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

Opinion Letter to EVERTEC, Inc.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations stated herein, we are of the opinion that (i) when (x) the amended and restated certificate of incorporation of the Company, to be in effect in connection with the consummation of the IPO and filed as an exhibit to the Registration Statement, has been duly filed with and recorded by the Secretary of State of the Commonwealth of Puerto Rico, and (y) the Underwriting Agreement has been duly executed and delivered and the Primary Shares have been issued and delivered against payment in full of the consideration payable therefor as determined by the Board of Directors of the Company or a duly authorized committee thereof and as contemplated by the Underwriting Agreement, the Primary Shares will be duly authorized, validly issued, fully paid and non-assessable, and (ii) the Secondary Shares are duly authorized, validly issued, fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than the laws of the Commonwealth of Puerto Rico.

B.	This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters”. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

Goldman Antonetti & Córdova, LLC

/s/ Goldman Antonetti & Córdova, LLC